EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Media Contact:
Andrew Siegel or Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449 or (415) 869-3951

Investor Contact:
Amy Wakeham
Maxwell Technologies
(858) 503-3359

Maxwell Technologies Announces Agreement with Viex Capital Advisors

SAN DIEGO – March 14, 2016 – Maxwell Technologies, Inc. (NASDAQ: MXWL) (“Maxwell” or the “Company”), a leading developer and manufacturer of ultracapacitor-based energy storage and power delivery products, today announced that on March 11, 2016, it entered into a cooperation agreement with Viex Capital Advisors, LLC (“Viex”) under which Maxwell’s Governance and Nominating Committee will immediately commence a search for a new independent board member, mutually agreeable to Maxwell and Viex, to be appointed no later than 90 days following the date of the cooperation agreement. The Company has also agreed to submit a binding Board declassification proposal to a stockholder vote at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”), which if approved by the Company’s stockholders, would result in the first annual election of directors with one-year terms at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Maxwell Board has agreed to nominate two incumbent directors, Burkhard Goeschel and David Schlotterbeck, for re-election at the 2016 Annual Meeting as Class II directors. Upon the appointment of the new independent board member, the Maxwell Board has agreed to increase its size from eight to nine members. In the event that the resulting Board vacancy remains unfilled by December 31, 2016, and if Viex continues to beneficially own a net long position of at least three percent of Maxwell’s common stock, an additional independent director, mutually agreed upon by both parties, will be appointed to the Board. Immediately following the conclusion of the 2017 Annual Meeting, the Maxwell Board has agreed to cause the Board to be reduced to eight members.

“We are pleased to have reached this agreement with Viex, as we believe this outcome serves the best interests of the Company and all Maxwell stockholders. We have appreciated Viex’s input into our business and the constructive dialogue we have had with Viex’s founder, Eric Singer,” said Dr. Franz Fink, Maxwell’s president and chief executive officer. “Our Board and management team remain laser-focused on implementing our global restructuring initiatives to reduce expenses, drive growth and create stockholder value. We look forward to adding a new, highly-qualified, independent director to our Board to help oversee the continued successful execution of our strategic plan.”

Eric Singer, the Founder and Managing Member of Viex, said, “Our investment in Maxwell reflects our confidence in the Company’s technologies, strategy, and management team. We believe management is taking the right steps to extend Maxwell’s position as a leader and innovator in the energy storage space. We appreciate Maxwell’s receptiveness to stockholder ideas and our recommendations to enhance stockholder value, and are pleased we were able to reach this cooperation agreement.”

As part of the cooperation agreement, the Company has agreed that until the date that is ten business days prior to the deadline for the submission of stockholder proposals for the 2017 annual meeting of stockholders pursuant to the Company’s Bylaws, the Maxwell Board will not be increased to more than nine members, nor will the Company seek to change the classes on which directors serve. Over the same period, Viex has agreed to abide by certain customary standstill and voting provisions and has agreed to vote in favor of the Company’s slate of director nominees at the 2016 Annual Meeting, the declassification proposal and certain other matters.

The complete agreement between Maxwell and Viex will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

Barclays is serving as financial advisors to Maxwell and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel.

About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.
Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Downward pressures on product pricing from increased competition and potential shift in sales mix with respect to low margin and high margin business;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Risk that activist stockholders attempt to effect changes to our company which could adversely affect our corporate governance;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Successful acquisition, development, and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment, and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com.